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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in the registration statement on Form S-1 (File No. 33-60403) of our report dated November 16, 1996, except as to Note 18 for which the date is December 26, 1996 and our report dated April 15, 1996, on our audits of the financial statements and financial statement schedule of COMFORCE Corporation, our report dated December 1, 1995 on our audits of the financial statements of COMFORCE Telecom, Inc. (formerly COMFORCE Global, Inc.), our report dated October 19, 1996 on our audits of the financial statements of Williams Communication Services, Inc., our report dated October 23, 1996, on our audits of the financial statements of Force Five, Inc., our report dated November 6, 1996 on our audits of the financial statements of AZATAR Computer Systems, Inc., our report dated November 1, 1996 on our audits of the combined financial statements of Continental Field Services Corporation and Progressive Telecom, Inc. and our report dated October 28, 1996 on our audits of the combined financial statements of RRA, Inc. and Affiliates. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ COOPERS & LYBRAND L.L.P.


Melville, New York
January 6, 1997